UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 28, 2022

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Crexendo, Inc.
(Exact Name of Registrant as Specified in Its Charter)

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Nevada	001-32277	87-0591719
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 S. 52nd Street, Tempe, AZ 85281

(Address of Principal Executive Offices) (Zip Code)

(602) 714-8500

(Registrant’s Telephone Number, Including Area Code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 28, 2022 Crexendo, Inc. (the “Company”) held its annual meeting of shareholders. At the annual meeting, the following matter was submitted to the vote of the shareholders, with the results of voting on each such matter as set forth below:

Proposal 1: The Company’s shareholders approved the election of Anil Puri, Jeffrey P. Bash, and Anand Buch for to the Board as Class II directors, each for a term of two years, expiring at our annual meeting of stockholders to be held during 2024.

	Votes For	Votes Withheld
Anil Puri	12,908,746.478	327,885.002
Jeffrey P. Bash	12,589,174.478	647,457.002
Anand Buch	13,019,796.478	216,835.002

Proposal 2: The Company’s shareholders approved and granted advisory approval of the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstain
13,168,839.478	60,720.000	7,072.002

Proposal 3: The Company’s shareholders approved a proposal to appoint Urish Popeck & Co., LLC as our independent registered public accounting firm for our year ending December 31, 2022.

Votes For	Votes Against	Abstain
13,524,884.478	8,774.000	2,229.002

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2022

Crexendo, Inc.

By:	/s/ Ronald Vincent
Ronald Vincent
Chief Financial Officer

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